Exhibit 23.1

     CONSENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Nicaragua Rising Inc
(a development stage company)

     We consent to the inclusion in this Registration Statement on Form SB-2 of our report dated December 21, 2007, relating to the financial statements of Nicaragua Rising Inc as of October 31, 2007 and for the period from October 24, 2007 (inception) through October 31, 2007. We also consent to the reference to our firm under the heading "Experts" appearing herein.

/s/ Malone & Bailey, PC

Malone & Bailey, PC
www.malone-bailey.com
Houston, Texas

December 21, 2007